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                            Amendment to Schedule A
                    To the Selling Group Agreement Between
                          The Company and The Broker
                          Effective February 14, 2000

     The following is a list of Contracts that Broker has been granted authority by the Company to sell:

          1.   Lincoln National Life Insurance Company
               Multi-Fund(R) Variable Annuity Contracts
               (Lincoln National Variable Annuity Account C)

          2.   Lincoln National Life Insurance Company
               Variable Universal Life III Contracts
               (Lincoln Life Flexible Premium Variable Life Account G)

          3.   Lincoln National Life Insurance Company
               Multi-Fund(R) Variable Life
               (Lincoln Life Flexible Premium Variable Life Account K)

          4.   Lincoln National Life Insurance Company
               VUL I
               (Lincoln Life Flexible Premium Variable Life Account M)

          5.   Lincoln National Life Insurance Company
               Delaware-Lincoln ChoicePlus
               Delaware-Lincoln ChoicePlus XL
               (Lincoln Life Variable Annuity Account N)

          6.   Lincoln National Life Insurance Company
               Group Multi-Fund(R)
               (Lincoln Life Variable Annuity Account Q)

          7.   Lincoln National Life Insurance Company
               SVUL
               (Lincoln Life Flexible Premium Variable Life Account R)

          8.   Lincoln National Life Insurance Company
               eAnnuity(TM) Variable Annuity Contracts
               (Lincoln National Variable Annuity Account C)

          9.   Lincoln National Life Insurance Company
               Lincoln Director(TM)


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf by its duly authorized officer specified below.

 THE LINCOLN NATIONAL LIFE             LINCOLN FINANCIAL ADVISORS, INC.
 INSURANCE COMPANY [COMPANY]           [BROKER]

 By:   /s/ Kelly D. Clevenger          By:   /s/ Richard C. Boyles
     ----------------------------          ----------------------------------
       Kelly D. Clevenger                         Richard C. Boyles
       Vice President                             Second Vice President and
                                                  Controller